UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36350	20-2706637
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S Employer Identification No.)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(Address of principal executive offices, including zip code)

(512) 275-0072

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Agreement.

On March 24, 2014, Q2 Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Q2 Software, Inc. (the “Subsidiary”), entered into Amendment Number One to Credit Agreement with Wells Fargo Bank, National Association in connection with, and effective upon, the closing of the Company’s initial public offering of shares of its common stock, which occurred on March 25, 2014 (the “Amendment”).  The Amendment primarily modified the definition of “Change of Control” in the Credit Agreement dated April 11, 2013 by and among the Company, the Subsidiary, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

The Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1

Amendment Number One to Credit Agreement, dated March 24, 2014, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, the Company, and the Subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

March 28, 2014	/S/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment Number One to Credit Agreement, dated March 24, 2014, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, the Company, and the Subsidiary